Exhibit 99.1

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Colonial Properties Trust reports earnings for fourth quarter and year-end 2005
BIRMINGHAM, Ala., January 31, 2006 — Colonial Properties Trust (NYSE: CLP), a diversified real estate investment trust that owns a portfolio of multifamily, office and retail properties, reported results for the quarter and year-ended December 31, 2005.
Net income available to common shareholders was $76.3 million or $1.69 per fully diluted share (EPS) for the quarter, compared to $15.0 million or $0.54 per fully diluted share in the same period in 2004. The change from the previous year is primarily due to gains recognized on the sale of six regional mall assets to a newly formed joint venture. EPS for the year-ended December 31, 2005 was $5.13, compared to $1.45 for the year-ended, December 31, 2004.
Funds from operations (FFO), a widely accepted measure of REIT performance, was $52.3 million for the quarter or an increase of $12.4 million from $39.9 million in the same period a year ago. Funds from operations on a per fully diluted share/unit basis (FFOPS) was $0.93 compared to $1.05 for the fourth quarter of 2004. FFO for the year-ended December 31, 2005 increased to $177.9 million from $137.6 million for the year-ended December 31, 2004. FFOPS for the year-ended December 31, 2005 was $3.62 compared to $3.64 for the year 2004. A reconciliation of net income available to common shareholders to FFO is provided in the attached tables.
“We have delivered on our commitments in 2005,” said Thomas H. Lowder, the company’s chairman and chief executive officer. “With the successful completion of our merger with Cornerstone, we repositioned our portfolio toward the recovering multifamily sector. We executed transactions to capitalize on improving office fundamentals, focus our retail business on open-air shopping centers and increase our geographic concentration in top-quartile Sunbelt markets. Finally, we also delivered on our commitment to improve our leverage ratios, effectively strengthening our balance sheet. We move into 2006 poised for growth.”
2005 Highlights

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

•	Completed $1.5 billion merger with Cornerstone Realty Income Trust (Cornerstone), exceeding underwriting projections for same-property NOI growth in the portfolio;

•	Realized a 5.2 percent annual increase in multifamily same-property NOI over 2004, 8.7 percent for the former CLP multifamily same-property portfolio;

•	Completed a joint venture with DRA Advisors to jointly acquire CRT Properties (CRT), a focused office REIT;

•	Sold ten regional malls; expected to reduce NOI contribution from malls to less than three percent in 2006;

•	Cultivated diversified income stream from taxable REIT subsidiary;

•	Increased geographic concentration in high-growth institutional markets to a projected 80 percent in 2006 from 56 percent in 2004;

•	Improved balance sheet by reducing total leverage by approximately 500 basis points;
Highlights since the end of third quarter 2005:
Corporate:
•	Initiated development projects in all divisions totaling $189 million;

•	Recognized $0.04 of FFOPS and EPS from the sales of residential units; and

•	Paid a dividend of $0.675 per common share/unit.
Multifamily:
•	Recognized an 8.7 percent increase in same-property NOI for the fourth quarter of 2005 for the combined CLP and former Cornerstone portfolio compared to the same period in the prior year;
•	Increased same-property NOI by 13.8 percent for the fourth quarter of 2005 for the former CLP same-property multifamily portfolio compared to the same period in 2004, the ninth consecutive quarter of year-over-year same-property NOI growth for Colonial Properties’ multifamily division;

•	Realized 5.3 percent increase in same-property NOI for the fourth quarter of 2005 for the former Cornerstone portfolio compared to the same period in the prior year;
•	Reported occupancy of 95.3 percent for stabilized properties for the combined multifamily portfolio, and occupancy of 96.5 percent for the combined same-property portfolio, an increase of 130 basis points over fourth quarter of 2004;

•	Acquired four class A properties in top-quartile Sunbelt markets totaling 1,157 units;

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

•	Sold nine multifamily properties, eight located in Texas totaling 2,458 units, and one located in North Carolina with 200 units, for $111.6 million during the fourth quarter;

•	Sold seven multifamily properties totaling 1,534 units for $101 million in January 2006.
The multifamily dispositions through January 2006 complete the larger transaction initiated in March of 2005 focused on improving the age and quality of the company’s multifamily portfolio. Including the January 2006 dispositions, the company sold 8,399 units with an average age of 18 years for a total sales price of $479.6 million, representing a 6.5 percent capitalization rate.
Office:
•	Reported a 0.8 percent increase in NOI on a same-property basis for the fourth quarter 2005 compared to fourth quarter 2004;

•	Posted occupancy on stabilized properties of 91.3 percent, including the former CRT assets with occupancy of 86.4 percent; reported occupancy on same-property portfolio of 94.9 percent, a 30 basis point increase over the previous quarter and a 300 basis point increase over the fourth quarter, 2004;
•	Improved occupancy on former CRT assets from 84.6 percent at completion of the acquisition in September 2005 to 86.7 percent as of today.
Retail:
•	Realized an increase of two percent in NOI on a same-property basis for the fourth quarter compared to the fourth quarter of 2004;

•	Posted occupancy for stabilized properties of 92.2 percent, a 80 basis point increase over year-end 2004 and occupancy for the same-property portfolio of 90.6 percent, a 210 basis point increase over the same period in the prior year; and

•	Sold six regional malls representing 3.7 million square feet to a joint venture with the Babcock & Brown/GPT Group for a total sales price of $362 million.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Portfolio Overview — As of December 31, 2005
Multifamily: The company owns or manages 46,537 units comprised of 115 wholly-owned properties totaling 34,272 units, and holds a partial interest in 36 properties with 10,065 units. Additionally, the company provides third-party management services for approximately 2,200 units.
Office: Colonial Properties owns or manages 20.2 million square feet of office space. The company’s office portfolio includes 35 wholly-owned properties and 27 partially-owned properties that together total 19.5 million square feet. The company manages six additional office properties totaling 0.7 million square-feet.
Retail: The company owns or manages 11.5 million square feet of retail space. The portfolio includes 38 wholly-owned and ten partially-owned retail properties totaling 11.1 million square feet. The company manages an additional four retail centers with 0.4 million square feet of space.
EPS and FFO Per Share Guidance
The company’s guidance for the first-quarter and full-year 2006 for fully diluted EPS and FFOPS is set forth and reconciled below:

	First-Quarter 2006 Range	Full-Year 2006 Range
	Low - High	Low - High
Fully Diluted EPS	$0.08 - $0.16	$1.43 - $1.95

Plus: Real Estate

Depreciation &

Amortization	0.80 - 0.80	3.20 - 3.20

Less: Gain on

Sale of Assets	(0.10) - (0.15)	(0.85) - (1.25)

Fully Diluted FFOPS	$0.78 - $0.81	$3.78 - $3.90
“We expect FFO to grow five to seven percent in 2006 from 2005. Our focus is on delivering above average results in core operations with an emphasis on key operating metrics including physical occupancy and same-property revenue and NOI growth. We estimate FFO from our taxable REIT subsidiary for 2006 will be the same as in our last call:

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

$0.50 from condominium conversions, for-sale projects and residential lot sales plus $0.10 from land, including out-parcel sales, which equals $0.60. We also have approximately $0.10 from management fees for a total of $0.70. We expect to return to a normal re-cycling program in 2006 and are excited about our pipeline of development projects.”
For additional details of disposition and investment activities, see the company’s detailed Supplemental Financial Highlights available on the company’s website.
Conference Call and Supplemental Materials
The company will hold its quarterly conference call Tuesday, January 31 at 1:00 pm Central Time. The call will include a review of the company’s fourth quarter and year-end performance and discussion of the company’s strategy and expectations for the future.
To participate, dial 1-877-500-9123. As with previous calls, a replay will be available for one week by dialing 1-800-642-1687; the Conference ID will be 3530180. Access to the live call and a replay will be available through the company’s website at www.colonialprop.com under “Investor Relations: Shareholder Information.”
Colonial Properties produces a supplemental information package that provides detailed information regarding operating performance, investing activities and the company’s overall financial position. For a copy of Colonial Properties’ detailed Supplemental Financial Highlights, please visit the Company’s website at www.colonialprop.com under the “Investor Relations: Financial Reporting” tab or contact Barbara Pooley in Investor Relations at 800-645-3917.
Colonial Properties Trust, through its subsidiaries, owns a portfolio of multifamily, office and retail properties where you live, work and shop in the Sunbelt. Colonial Properties Trust performs development, acquisition, management, leasing and brokerage services for its portfolio and properties owned by third parties. The company has a total market capitalization of approximately $5.6 billion. As of Dec., 31, the company owns or manages 46,537 apartment units, 20.2 million square feet of office space and 11.5 million square feet of retail shopping space. Headquartered in Birmingham, Ala., Colonial Properties is listed on the New York Stock Exchange under the symbol CLP and is included in the S&P SmallCap 600 Index. For more information, visit www.colonialprop.com.

Listed on the New York Stock Exchange (CLP)	NEWS RELEASE

Safe Harbor Statement
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause the company’s actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward looking statements. Factors that impact such forward looking statements include, among others, real estate conditions and markets; performance of affiliates or companies in which we have made investments; changes in operating costs; legislative or regulatory decisions; our ability to continue to maintain our status as a REIT for federal income tax purposes; the cost and availability of new debt financings; volatility of interest rates or capital market conditions; effect of any terrorist activity; or other factors affecting the real estate industry generally.
Except as otherwise required by the federal securities laws, the company assumes no liability to update the information in this press release.
The company refers you to the documents filed by the company from time to time with the Securities and Exchange Commission, specifically the section titled “Business-Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2004, which discuss these and other factors that could adversely affect the company’s results.
- # # # -
CONTACT: Barbara M. Pooley, senior vice president, investor relations, 1-800-645-3917

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2005
BALANCE SHEET

($ in 000s)	As of	As of
	12/31/2005	12/31/2004
ASSETS
Real Estate Assets
Operating Properties	$3,957,289	$2,696,304
Undeveloped Land & Construction in Progress	202,052	158,954

Total Real Estate, before Depreciation	4,159,341	2,855,258
Less: Accumulated Depreciation	(453,365)	(437,635)
Real Estate Assets Held for Sale, net	367,372	167,712

Net Real Estate Assets	4,073,348	2,585,335

Cash and Equivalents	30,615	10,725
Restricted Cash	8,142	2,333
Accounts Receivable, net	28,543	20,642
Notes Receivable	36,387	906
Prepaid Expenses	19,549	11,238
Deferred Debt and Lease Costs	50,436	36,750
Investment in Unconsolidated Subsidiaries	123,700	65,472
Other Assets	128,538	67,942

Total Assets	$4,499,258	$2,801,343

LIABILITIES
Long-Term Liabilities
Unsecured Credit Facility	$210,228	$239,970
Notes and Mortgages Payable	2,274,620	1,615,817
Mortages Payable Related to Real Estate Assets Held for Sale	9,502	—

Total Long-Term Liabilities	2,494,350	1,855,787

Other Liabilities	138,861	74,548

Total Liabilities	2,633,211	1,930,335

MINORITY INTEREST & EQUITY

Limited Partners’ Interest in Consolidated Partnership	8,094	1,389

Preferred Shares and Units, at Liquidation Value
Series B 7 1/4%, Preferred Units	100,000	100,000
Series C 9 1/4%, Preferred Shares	50,000	50,000
Series D 8 1/8%, Preferred Shares	125,000	125,000
Series E 7 5/8%, Preferred Shares	133,159	—

Total Preferred Shares and Units, at Liquidation Value	408,159	275,000

Common Equity, including Minority Interest in Operating Partnership	1,449,794	594,619

Total Equity, including Minority Interest	1,866,047	871,008

Total Liabilities and Equity	$4,499,258	$2,801,343

SHARES & UNITS OUTSTANDING, END OF PERIOD

(shares and units in 000s)	As of	As of
	12/31/2005	12/31/2004
Basic
Shares	44,857	27,599
Operating Partnership Units (OP Units)	10,872	10,373

Total Shares & OP Units	55,729	37,972

Dilutive Common Share Equivalents	391	341

Diluted
Shares	45,248	27,940
Total Shares & OP Units	56,120	38,313

4Q05	NYSE:CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2005
CONSOLIDATED STATEMENTS OF INCOME

($ in 000s, except per share data)	Three Months Ended			Twelve Months Ended
	12/31/2005	12/31/2004		12/31/2005	12/31/2004

Revenue
Minimum Rent	$115,412	$72,762	58.6%	$410,135	$258,802	58.5%
Percentage Rent	2,187	1,514	44.5%	3,801	2,960	28.4%
Tenant Recoveries	9,694	8,776	10.5%	37,579	31,016	21.2%
Other Property Related Revenue	8,433	4,795	75.9%	28,752	17,531	64.0%
Other Non-Property Related Revenue	4,692	3,439	36.4%	15,176	7,321	107.3%

Total Revenue	140,418	91,286	53.8%	495,443	317,630	56.0%

Operating Expenses
Property Operating Expenses:
General Operating Expenses	12,006	6,473	85.5%	40,495	23,519	72.2%
Salaries and Benefits	8,635	4,510	91.5%	29,937	15,468	93.5%
Repairs and Maintenance	11,546	8,431	36.9%	43,557	30,080	44.8%
Taxes, Licenses, and Insurance	14,015	8,138	72.2%	51,785	29,677	74.5%

Total Property Operating Expenses	46,202	27,552	67.7%	165,774	98,744	67.9%

General and Administrative	11,497	9,078	26.6%	42,040	27,287	54.1%
Depreciation	37,777	22,516	67.8%	129,954	79,344	63.8%
Amortization	7,443	3,643	104.3%	51,769	8,681	496.3%

Total Operating Expenses	102,919	62,789	63.9%	389,537	214,056	82.0%

Income from Operations	37,499	28,497	31.6%	105,906	103,574	2.3%

Other Income (Expense)
Interest Expense	(36,815)	(22,600)	62.9%	(130,636)	(77,743)	68.0%
Interest Income	1,773	244	626.6%	4,460	1,064	319.2%
Income from Investments	(1,964)	445	-541.3%	(886)	1,145	-177.4%
Gain on Hedging Activities	200	245	-18.4%	698	387	80.4%
Gain on Sale of Property	100,713	5,839	1624.8%	111,238	8,860	1155.5%
Other	(728)	(415)	75.4%	(2,343)	(691)	239.1%

Total Other Income (Expense)	63,179	(16,242)	-489.0%	(17,469)	(66,978)	-73.9%

Income (Loss) before Minority Interest & Discontinued Operations	100,678	12,255	721.5%	88,437	36,596	141.7%

Minority Interest
Minority Interest of limited partners	(2,361)	(245)	863.7%	(5,830)	(281)	1974.7%
Minority Interest in CRLP — Preferred	(1,813)	(1,813)	0.0%	(7,250)	(7,494)	-3.3%
Minority Interest in CRLP — Common	(17,603)	(1,776)	891.2%	(11,806)	(3,879)	204.4%

Total Minority Interest	(21,777)	(3,834)	468.0%	(24,886)	(11,654)	113.5%

Income from Continuing Operations	78,901	8,421	837.0%	63,551	24,942	154.8%

Discontinued Operations
Income from Discontinued Operations	4,765	7,925	-39.9%	16,452	23,425	-29.8%
Gain (Loss) on Disposal of Discontinued Operations	(197)	6,273	-103.1%	184,410	17,574	949.3%
Minority Interest in Discontinued Operations	(891)	(3,879)	-77.0%	(44,772)	(11,323)	295.4%

Income from Discontinued Operations	3,677	10,319	-64.4%	156,090	29,676	426.0%

Net Income	82,578	18,740	340.7%	219,641	54,618	302.1%

Dividends to Preferred Shareholders	(6,232)	(3,695)	68.7%	(22,391)	(14,781)	51.5%

Net Income Available to Common Shareholders	$76,346	$15,045	407.5%	$197,250	$39,837	395.1%

Earnings per Share — Basic
Continuing Operations	$1.63	$0.17	0.0%	$1.08	$0.38	184.2%
Discontinued Operations	0.08	0.37	-78.4%	4.10	1.09	276.1%

EPS — Basic	$1.71	$0.54	216.7%	$5.18	$1.47	252.4%

Earnings per Share — Diluted
Continuing Operations	$1.61	$0.17	0.0%	$1.07	$0.37	189.2%
Discontinued Operations	0.08	0.37	-78.4%	4.06	1.08	275.9%

EPS — Diluted	$1.69	$0.54	213.0%	$5.13	$1.45	253.8%

4Q05	NYSE:CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2005
FOURTH QUARTER FUNDS FROM OPERATIONS (FFO) RECONCILIATION

($ in 000s, except per share data)	Three Months Ended			Twelve Months Ended
	12/31/2005	12/31/2004		12/31/2005	12/31/2004
Net Income Available to Common Shareholders	$76,346	$15,045	407.5%	$197,250	$39,837	395.1%
Minority Interest in CRLP (Operating Ptr Unitholders)	18,494	5,655	227.0%	56,578	15,202	272.2%
Minority Interest in Gain/(Loss) on Sale of Undepreciated Property	2,361	—		5,241	—

Total	97,201	20,700	369.6%	259,069	55,039	370.7%

Adjustments — Consolidated Properties
Depreciation — Real Estate	38,211	24,466	56.2%	135,121	90,659	49.0%
Amortization — Real Estate	7,569	3,819	98.2%	58,029	9,482	512.0%
Remove: Gain/(Loss) on Sale of Property, net of Income Tax	(98,577)	(5,610)	1657.2%	(288,621)	(18,473)	1462.4%
Include: Gain/(Loss) on Sale of Undepreciated Property, net of Income Tax and Minority Interest	3,004	1,189	152.6%	8,063	3,313	143.4%

Total Adjustments — Consolidated	(49,793)	23,864	-308.7%	(87,408)	84,981	-202.9%

Adjustments — Unconsolidated Properties
Depreciation — Real Estate	3,826	1,649	132.0%	7,501	4,562	64.4%
Amortization — Real Estate	965	7	13685.7%	969	89	988.8%
Remove: Gain/(Loss) on Sale of Property	118	(6,267)	-101.9%	(2,200)	(7,061)	-68.8%

Total Adjustments — Unconsolidated	4,909	(4,611)	-206.5%	6,270	(2,410)	-360.2%

Funds from Operations	$52,317	$39,953	30.9%	$177,931	$137,610	29.3%

FFO per Share
Basic	$0.94	$1.06	-10.9%	$3.65	$3.67	-0.7%
Diluted	$0.93	$1.05	-10.8%	$3.62	$3.64	-0.6%
Pursuant to the definition of Funds from Operations (“FFO”) adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), FFO is calculated by adjusting net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis.
The Company believes that FFO is useful to investors because it provides an additional indicator of the Company’s financial and operating performance. This is because, by excluding the effect of real estate depreciation and gains (or losses) from sales of properties (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO can facilitate comparison of operating performance among equity REITs. FFO is a widely recognized measure in the Company’s industry.FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net cash flows from operating activities (determined in accordance with GAAP), as a measure of our liquidity, or as an indicator of our ability to make cash distributions.
FOURTH QUARTER SHARES AND UNITS OUTSTANDING, WEIGHTED

(shares and units in 000s)	Three Months Ended			Twelve Months Ended
	12/31/2005	12/31/2004		12/31/2005	12/31/2004
Basic
Shares	44,696	27,467	62.7%	38,071	27,121	40.4%
Operating Partnership Units (OP Units)	10,872	10,323	5.3%	10,740	10,347	3.8%

Total Shares & OP Units	55,568	37,790	47.0%	48,811	37,468	30.3%

Dilutive Common Share Equivalents	444	372	19.4%	391	341	14.7%

Diluted
Shares	45,140	27,839	62.1%	38,462	27,462	40.1%
Total Shares & OP Units	56,012	38,162	46.8%	49,202	37,809	30.1%

4Q05	NYSE:CLP

COLONIAL PROPERTIES TRUST
Financial Statements
Fourth Quarter 2005
FOURTH QUARTER SEGMENT DATA & RECONCILIATION

	Three Months Ended			Twelve Months Ended
	12/31/2005	12/31/2004		12/31/2005	12/31/2004
Net Operating Income (NOI)
Divisional Same-Property NOI
Multifamily	$15,121	$13,287	13.8%	$55,742	$51,302	8.7%
Office	17,117	16,975	0.8%	67,346	67,829	-0.7%
Retail	12,866	12,609	2.0%	46,689	45,681	2.2%

Total Same-Property	45,104	42,871	5.2%	169,777	164,812	3.0%
Less: Unconsolidated Assets	(1,066)	(989)		(3,743)	(3,492)

Same-Property NOI, Consolidated	44,038	41,882		166,034	161,320

Divisional Non Same-Property NOI
Multifamily	33,517	9,097		111,230	23,978
Office	12,114	838		22,929	2,118
Retail	14,047	22,457		65,414	72,685

Total Non-Same Property	59,678	32,392		199,573	98,781
Less: Unconsolidated Assets	(7,512)	(2,454)		(14,040)	(7,119)

Non Same-Property NOI, Consolidated	52,166	29,938		185,533	91,662

Divisional Total NOI
Multifamily	48,638	22,384	117.3%	166,972	75,280	121.8%
Office	29,231	17,813	64.1%	90,275	69,947	29.1%
Retail	26,913	35,066	-23.3%	112,103	118,366	-5.3%

Total Divisional NOI	104,782	75,263	39.2%	369,350	263,593	40.1%

Less: NOI, Unconsolidated	(8,578)	(3,443)		(17,784)	(10,611)
Less: Discontinued Operations	(6,307)	(11,316)		(36,693)	(41,498)
Unallocated Corporate Rev	4,692	3,439		15,176	7,321
Other Revenue (Expense)	(373)	(209)		(380)	81
General & Administrative Expenses	(11,497)	(9,078)		(42,040)	(27,287)
Depreciation	(37,777)	(22,516)		(129,954)	(79,344)
Amortization	(7,443)	(3,643)		(51,769)	(8,681)

Income from Operations, restated for additional discontinued operations	37,499	28,497		105,906	103,574
Total Other Income (Expense)	63,179	(16,242)		(17,469)	(66,978)

Income from Continuing Operations before Extraordinary Items, Minority Interest and Discontinued Operations, as restated for additional discontinued operations	100,678	12,255		88,437	36,596

Add: Discontinued Operations Income, post 4Q 2004	—	(3,511)		—	(2,948)

Income from Continuing Operations before Extraordinary Items, Minority Interest and Discontinued Operations, per corresponding 10-K or 10-Q	$100,678	$8,744		$88,437	$33,648

Divisional NOI is defined as total property revenues, including unconsolidated partnerships and joint ventures, less real estate expenses (such items as repairs and maintenance, payroll, utilities, property taxes, insurance, advertising, management fees).
The Company believes Total Divisional NOI (and other NOI measures aggregating segment data) is useful to investors as a meaningful indicator of property level operating performance and current market conditions affecting the Company . Additionally, the Company also believes Total Divisional NOI (and such other NOI measures) is useful to investors because NOI is commonly used industry-wide to evaluate and compare property level operating results of real estate companies, allowing investors to view the Company in comparison to these other real estate companies. The Company cautions investors that other real estate companies may calculate Total Divisional NOI on a basis different than the Company. In addition, Total Divisional NOI (and such other NOI measures) should not be viewed as a substitute measure of performance for GAAP income from continuing operations or other applicable GAAP performance measures.

4Q05	NYSE:CLP